Exhibit 99.1

International Headquarters

4787 Levy Street

Montreal, Quebec, H4R 2P9

Phone: 514.744.6792

Fax: 514.744.6272

Contact Information:

Laurie W. Little

949-461-6002

laurie.little@valeant.com

VALEANT PHARMACEUTICALS REPORTS

2012 FOURTH QUARTER FINANCIAL RESULTS

Fourth Quarter 2012

•	2012 Fourth Quarter Total Revenue $986 million; an increase of 43% over the prior year

•	Organic growth (same store sales) was approximately 7%

•	Pro forma organic growth was approximately 9%

•	2012 Fourth Quarter GAAP EPS Loss of $0.29; Cash EPS $1.22, an increase of 30% over the prior year

•	Excluding Medicis interest expense Cash EPS $1.34, an increase of 43% over the prior year

•	2012 Fourth Quarter GAAP Operating Cash Flow $68 million; Adjusted Operating Cash Flow $423 million

Full Year 2012

•	Total 2012 revenue was $3.55 billion; an increase of 44% over the prior year

•	Organic growth (same store sales) was approximately 8%

•	Pro forma organic growth was approximately 10%

•	Total 2012 GAAP EPS Loss of $0.38; Cash EPS $4.51, an increase of 54% over the prior year

•	Total 2012 GAAP Operating Cash Flow $657 million; Adjusted Operating Cash Flow $1.3 billion

Montreal, Quebec — February 28, 2013 — Valeant Pharmaceuticals International, Inc. (NYSE: VRX) (TSX: VRX) announces fourth quarter financial results for 2012.

“We are pleased with our financial results for the fourth quarter and the full year,” said J. Michael Pearson, chairman and chief executive officer. “The continued overall robust organic growth of our business, coupled with our strong cash flow generation, puts us in a solid position for another outstanding year in 2013.”

Revenue

Valeant’s business continued to perform well in the fourth quarter of 2012 with all businesses achieving results at or above expectations. Same store organic growth was approximately 7% and pro forma organic growth was approximately 9% for the fourth quarter of 2012. (See Table 6) Total revenue was $986 million in the fourth quarter of 2012, as compared to $688 million in the fourth quarter of 2011, an increase of 43%. Product sales were $947 million in the fourth quarter of 2012, as compared to $654 million in the year-ago quarter, an increase of 45%.

For the full year, total revenue was $3.55 billion in 2012, as compared to $2.46 billion in 2011, an increase of 44%. Product sales were $3.31 billion in 2012, as compared to $2.26 billion in 2011, an increase of 47%. These growth rates were realized even in the face of approximately $161 million of negative impact from generic competition and over $100 million of negative impact from currency translation in 2012.

Valeant’s U.S. Dermatology business continued its strong product sales growth performance in the fourth quarter. Key contributors to organic growth included Zovirax®, Retin-A Micro®, Acanya®, Carac® and CeraVe®.

Our U.S. Neurology and Other portfolio delivered positive product sales growth in the quarter, reflecting the diminishing year over year negative impact from generic competitors of Wellbutrin XL®, Ultram® ER and Cardizem® CD. Wellbutrin XL® scripts leveled off and product sales increased, as compared to the fourth quarter of 2011. We expect that U.S. Neurology and Other will continue to report positive organic growth in 2013.

The Canadian and Australian segment delivered negative organic product sales growth this quarter, as expected, due to the rapid genericization of Cesamet® in Canada that began in March 2012. Excluding Cesamet, the Canadian and Australian segment delivered 5% organic growth (same store sales).

Finally, our Emerging Markets segment provided pro forma organic product sales growth of 15%, driven by strong growth in all of the regions in which we operate.

Financial Performance

The Company reported a net loss of $89 million for the fourth quarter of 2012, or a loss of $0.29 per diluted share. On a Cash EPS basis, adjusted income was $380 million, or $1.22 per diluted share, an increase of 30% over the fourth quarter of 2011. On December 11, 2012, Valeant completed the acquisition of Medicis Corporation, whose operations had no material impact on the results for the fourth quarter of 2012. Excluding the interest expense related to the acquisition of Medicis, Cash EPS for the fourth quarter of 2012 was $1.34, an increase of 43% over the fourth quarter of 2011. On a Cash EPS basis for the full year 2012, adjusted income was $1.41 billion, or $4.51 per diluted share, an increase of 54% over the full year 2011. Excluding the interest expense related to the acquisition of Medicis, Cash EPS for 2012 was $4.63, an increase of 58% over 2011.

GAAP cash flow from operations was $68 million in the fourth quarter of 2012, and adjusted cash flow from operations was $423 million. GAAP cash flow from operations for the full year 2012 was $657 million, and adjusted cash flow from operations was $1.29 billion, an increase of 40% year over year.

The Company’s cost of goods sold (COGS) was $275 million in the fourth quarter of 2012. After backing out the fair value adjustment to inventory, amortization expense and other items related to acquisitions, COGS represented 25% of product sales, comparable with the fourth quarter of 2011. On a sequential basis, COGS for the fourth quarter of 2012 increased 2% primarily due to a one-time write-off of obsolete inventory in Brazil. COGS for the full year 2012 represented 24% of product sales as compared to 27% in 2011.

Selling, General and Administrative expenses were $204.7 million in the fourth quarter of 2012, which includes a $2.7 million step-up in stock based compensation expenses related to the acquisition of Legacy Valeant and $3.7 million loss on the disposal of fixed assets. Excluding these items, SG&A was approximately 20% of revenue. Research and Development expenses were $20.2 million in the fourth quarter of 2012, or approximately 2% of revenue.

Conference Call and Webcast Information

The Company will host a conference call and a live Internet webcast along with a slide presentation today at 8:00 a.m. ET (5:00 a.m. PT), February 28, 2013 to discuss its fourth quarter financial results for 2012. The dial-in number to participate on this call is (877) 295-5743 confirmation code 94189232. International callers should dial (973) 200-3961, confirmation code 94189232. A replay will be available approximately two hours following the conclusion of the conference call through March 7, 2013 and can be accessed by dialing (855) 859-2056, or (404) 537-3406, confirmation code 94189232. The live webcast of the conference call may be accessed through the investor relations section of the Company’s corporate website at www.valeant.com.

About Valeant

Valeant Pharmaceuticals International, Inc. (NYSE/TSX:VRX) is a multinational specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products primarily in the areas of dermatology, neurology and branded generics. More information about Valeant can be found at www.valeant.com.

Forward-looking Statements

This press release may contain forward-looking statements, including, but not limited to, statements regarding our performance for 2013 and expected organic growth. Forward-looking statements may generally be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target”, or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in the Company’s most recent annual or quarterly report and detailed from time to time in Valeant’s other filings with the Securities and Exchange Commission and the Canadian Securities Administrators, which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Valeant undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes.

Non-GAAP Information

To supplement the financial measures prepared in accordance with generally accepted accounting principles (GAAP), the company uses non-GAAP financial measures that exclude certain items, such as amortization of inventory step-up, amortization of alliance product assets & pp&e step up, stock-based compensation step-up, contingent consideration fair value adjustments, restructuring, acquisition-related and other costs, acquired in-process research and development (“IPR&D”), legal settlements outside the ordinary course of business, the impact of currency fluctuations, amortization and other non-cash charges, amortization of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest, loss on extinguishment of debt, (gain) loss on assets held for sale/impairment, net, (gain) loss on investments, net, and adjusts tax expense to cash taxes. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP. Therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Financial Tables follow.

###

Valeant Pharmaceuticals International, Inc.	Table 1
Condensed Consolidated Statement of Income
For the Three and Twelve Months Ended December 31, 2012 and 2011

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands, except per share data)	2012	2011	2012	2011

Product sales	$946,669	$654,171	$3,309,895	$2,255,050
Alliance and royalty	23,493	25,600	171,841	172,473
Service and other (a)	16,131	8,682	64,890	35,927

Total revenues	986,293	688,453	3,546,626	2,463,450

Cost of goods sold (exclusive of amortization of intangible assets shown separately below)	275,138	181,983	921,533	683,750
Cost of services	10,629	2,628	47,269	12,311
Cost of alliances	894	36	69,714	30,771
Selling, general and administrative (“SG&A”)	204,697	148,508	756,083	572,472
Research and development	20,165	16,777	79,052	65,687
Contingent consideration fair value adjustments	(28,464)	(20,028)	(5,266)	(10,986)
Acquired in-process research and development	40,033	105,200	189,901	109,200
Legal settlements	—	9,441	56,779	11,841
Restructuring, acquisition-related and other costs	261,801	56,718	422,991	130,631
Amortization of intangible assets	299,485	192,798	928,885	557,814

	1,084,378	694,061	3,466,941	2,163,491

Operating income (loss)	(98,085)	(5,608)	79,685	299,959

Interest expense, net	(160,228)	(94,055)	(475,610)	(330,442)
Loss on extinguishment of debt	(17,625)	(3,519)	(20,080)	(36,844)
Gain (loss) on investments, net	32	(11)	2,056	22,776
Other income (expense), net including translation and exchange	1,263	26,487	19,721	26,551

Income (loss) before (recovery) provision for income taxes	(274,643)	(76,706)	(394,228)	(18,000)

Recovery of income taxes	(185,501)	(132,561)	(278,203)	(177,559)

Net income (loss)	$(89,142)	$55,855	$(116,025)	$159,559

Earnings per share:

Basic:
Net income (loss)	$(0.29)	$0.18	$(0.38)	$0.52

Shares used in per share computation	305,131	308,706	305,446	304,655

Diluted:
Net income (loss)	$(0.29)	$0.18	$(0.38)	$0.49

Shares used in per share computation	305,131	317,390	305,446	326,119

(a)	Service and Other revenue includes contract manufacturing revenue of $9.5 million and $39.6 million for the three and twelve months ended December 31, 2012, respectively.

Valeant Pharmaceuticals International, Inc.	Table 2
Reconciliation of GAAP EPS to Cash EPS
For the Three and Twelve Months Ended December 31, 2012 and 2011

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands, except per share data)	2012	2011	2012	2011

Net income (loss)	$(89,142)	$55,855	$(116,025)	$159,559

Non-GAAP adjustments (a):
Inventory step-up (b)	29,421	10,317	78,822	59,256
Alliance product assets & pp&e step-up/down (c)	(336)	214	50,434	19,692
Stock-based compensation step-up (d)	2,720	12,936	27,344	63,492
Contingent consideration fair value adjustment (e)	(28,464)	(20,028)	(5,266)	(10,986)
Acquired in-process research and development (IPR&D) (f)	40,033	105,200	189,901	109,200
Legal settlements (g)	—	9,441	56,779	11,841
Restructuring, acquisition-related and other costs (h)	261,801	56,718	422,991	130,631
Amortization and other non-gaap charges (i)	311,834	198,080	965,388	569,977

	617,009	372,878	1,786,393	953,103
Amortization of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest (j)	22,188	8,069	36,402	27,103
Loss on extinguishment of debt	17,625	3,519	20,080	36,844
(Gain) loss on disposal of fixed assets and assets held for sale/impairment, net (k)(l)	3,701	3,199	4,703	3,199
(Gain) loss on investments, net	—	—	—	(1,769)
Tax (m)	(191,801)	(145,861)	(319,603)	(222,959)

Total adjustments	468,722	241,804	1,527,975	795,521

Adjusted income	$379,580	$297,659	$1,411,950	$955,080

GAAP earnings per share - diluted	$(0.29)	$0.18	$(0.38)	$0.49

Cash earnings per share - diluted	$1.22	$0.94	$4.51	$2.93

Cash earnings per share excluding one-time items - diluted	$1.22	$0.87	$4.14	$2.64

Shares used in diluted per share calculation - Cash earnings per share	311,739	317,390	313,123	326,119

(a)	See footnote (a) to Table 2a.
(b)	See footnote (b) to Table 2a and Table 2b.
(c)	See footnote (c) to Table 2a and footnotes (c) (e) to Table 2b.
(d)	See footnote (e) to Table 2a and footnote (f) to Table 2b.
(e)	See footnote (g) to Table 2a and footnote (h) to Table 2b.
(f)	See footnote (h) to Table 2a and footnote (i) to Table 2b.
(g)	See footnote (i) Table 2a and footnote (j) to Table 2b.
(h)	See footnotes (j) (k) to Table 2a and footnotes (k) (l) to Table 2b.
(i)	See footnote (d) to Table 2a and Table 2b.
(j)	See footnote (l) to Table 2a and footnote (m) to Table 2b.
(k)	See footnote (g) Table 2b.
(l)	See footnote (f) Table 2a and footnote (g) Table 2b.
(m)	See footnote (m) to Table 2a and footnote (n) Table 2b.

Valeant Pharmaceuticals International, Inc.	Table 2a
Reconciliation of GAAP EPS to Cash EPS
For the Three Months Ended December 31, 2012 and 2011

	Non-GAAP Adjustments(a) for
	Three Months Ended December 31,
(In thousands, except per share data)	2012		2011
Product sales	$—		$—
Alliance and royalty	—		268
Service and other	—		—

Total revenues	—		268

Cost of goods sold (exclusive of amortization of intangible assets shown separately below)	(41,838	)(b)(c)(d)	(18,297	)(b)(c)
Cost of services	—		—
Cost of alliances	—		—
Selling, general and administrative (“SG&A”)	(6,017	)(c)(e)(f)	(13,383	)(c)(e)
Research and development	—		—
Contingent consideration fair value adjustments	28,464	(g)	20,028	(g)
Acquired in-process research and development	(40,033	)(h)	(105,200	)(h)
Legal settlements	—		(9,441	)(i)
Restructuring, acquisition-related and other costs	(261,801	)(j)	(56,718	)(k)
Amortization of intangible assets	(299,485)		(192,798)

	(620,710)		(375,809)

Operating income	620,710		376,077

Interest expense, net	22,188	(l)	8,069	(l)
(Gain) loss on extinguishment of debt	17,625		3,519
Gain (loss) on investments, net	—		—

Other income (expense), net including translation and exchange	—		—

Income before (recovery of) provision for income taxes	660,523		387,665

Provision for income taxes	191,801	(m)	145,861	(m)

Total Adjustments to Net income	$468,722		$241,804

Earnings per share:

Diluted:
Total Adjustments to Net income	$1.50		$0.76

Shares used in per share computation	311,739		317,390

(a)	To supplement the financial measures prepared in accordance with generally accepted accounting principles (GAAP), the company uses non-GAAP financial measures that exclude certain items, such as amortization of inventory step-up, amortization of alliance product assets & pp&e step up, stock-based compensation step-up, contingent consideration fair value adjustments, restructuring, acquisition-related and other costs, acquired in-process research and development (“IPR&D”), legal settlements outside the ordinary course of business, the impact of currency fluctuations, amortization and other non-cash charges, amortization of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest, loss on extinguishment of debt, (gain) loss on assets held for sale/impairment, net, (gain) loss on investments, net, and adjusts tax expense to cash taxes.

Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP. Therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

(b)	ASC 805, accounting for business combinations requires an inventory fair value step-up whose total impact for the three months ended December 31, 2012 is $29.4 million primarily relating to the acquisitions of Afexa on October 17, 2011, Pedinol Pharmacal, Inc. on April 11, 2012, BC Pharma B.V. on July 1, 2012 and Medicis Pharmaceutical Corporation on December 11, 2012. For the three months ended December 31, 2011 the impact of inventory fair value step-up is $10.3 million primarily relating to the acquisition of Sanitas on August 19, 2011, Afexa on October 17, 2011 and Ortho Dermatologics on December 12, 2011.

(c)	PP&E step-up/down represents the step-up/down to fair market value from Legacy Valeant’s original cost resulting from the merger of Legacy Valeant into Legacy Biovail and subsequent acquisitions.

(d)	Costs associated with integration related tech transfers, $10.1 million.

(e)	For the three months ended December 31, 2012 SG&A includes $2.7 million of Stock-based compensation which reflects the amortization of the fair value step-up increment resulting from the merger of Legacy Valeant into Legacy Biovail. For the three months ended December 31, 2011 SG&A primarily includes $12.9 million of Stock-based compensation which reflects the amortization of the fair value step-up increment resulting from the merger of Legacy Valeant into Legacy Biovail.

(f)	SG&A includes loss on disposals of fixed assets.

(g)	Net expenses from the changes in fair value of contingent consideration for the three months ended December 31, 2012 and 2011 of $28.5 million and $20.0 million, respectively.

(h)

Total Acquired IPR&D for the three months ended December 31, 2012 of $40.0 million relates primarily to an impairment of $24.7 million related to Xerese ® life-cycle management project, $5.0 million related to upfront payment to acquire North America rights to Emervel ® and $5.0 million related to the IDP-108 program. Total Acquired IPR&D for the three months ended December 31, 2011 of $105.2 million relates to the impairment of acquired IPR&D assets relating to A002, A004 and A006 programs acquired as part of Aton acquisition, IDP-109 and IDP-115.

(i)	For the three months ended December 31, 2011 Legal settlement costs of $9.4 million primarily due to the litigation and disputes related to revenue-sharing arrangements with, or other payment obligations to, third parties.

(j)	Restructuring, acquisition-related and other costs of $261.8 million represent costs related to the acquisitions of Medicis, internal Valeant restructuring and integration initiatives, iNova, Dermik, OraPharma, Sanitas, Visudyne and Swiss Herbal. These include $52.6 million related to acquisition costs, $98.2 million related to employee severance costs, $77.3 million of stock base compensation, $30.5 million related to integration consulting, duplicative labor, transition services, and other, and $3.2 million related to facility closure costs.

(k)	Restructuring, acquisition-related and other costs of $56.7 million represent costs related to the merger of Legacy Valeant into Legacy Biovail and include $5.9 million related to facility closure costs, $12.9 million related to contract cancellation fees, consulting, legal and other costs, $15.0 million related to severance, $20.1 million related to acquisition costs, and $2.8 million related to manufacturing integration.

(l)	Non cash interest expense associated with amortization and write-down of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest totals for the three months ended December 31, 2012 and December 31, 2011 $22.2 million and $8.1 million, respectively.

(m)	Total tax effect of non-GAAP pre-tax adjustments, resolution of uncertain tax positions and change in valuation allowance associated with deferred tax asset.

Valeant Pharmaceuticals International, Inc.	Table 2b
Reconciliation of GAAP EPS to Cash EPS
For the Twelve Months Ended December 31, 2012 and 2011

	Non-GAAP Adjustments(a) for
	Twelve Months Ended December 31,
(In thousands, except per share data)	2012		2011

Product sales	$—		$—
Alliance and royalty	—		1,072
Service and other	—		—

Total revenues	—		1,072

Cost of goods sold (exclusive of amortization of intangible assets shown separately below)	(112,273	)(b)(c)(d)	(74,189	)(b)(c)
Cost of services	—		—
Cost of alliances	(50,958	)(e)	(18,835	)(e)
Selling, general and administrative (“SG&A”)	(34,575	)(c)(f)(g)	(63,706	)(c)(f)
Research and development	—		—
Contingent consideration fair value adjustments	5,266	(h)	10,986	(h)
Acquired in-process research and development	(189,901	)(i)	(109,200	)(i)
Legal settlements	(56,779	)(j)	(11,841	)(j)
Restructuring, acquisition-related and other costs	(422,991	)(k)	(130,631	)(l)
Amortization of intangible assets	(928,885)		(557,814)

	(1,791,096)		(955,230)

Operating income	1,791,096		956,302

Interest expense, net	36,402	(m)	27,103	(m)
(Gain) loss on extinguishment of debt	20,080		36,844
Gain (loss) on investments, net	—		(1,769)

Other income (expense), net including translation and exchange	—		—

Income before (recovery of) provision for income taxes	1,847,578		1,018,480

Provision for income taxes	319,603	(n)	222,959	(n)

Total Adjustments to Net income	$1,527,975		$795,521

Earnings per share:

Diluted:
Total Adjustments to Net income	$4.88		$2.44

Shares used in per share computation	313,123		326,119

(a)	See footnote (a) to Table 2a.
(b)	ASC 805, accounting for business combinations requires an inventory fair value step-up whose total impact for the twelve months ended December 31, 2012 is $78.8 million primarily relating to the acquisitions of Afexa on October 17, 2011, Ortho Dermatologics on December 12, 2011, Dermik on December 16, 2011, iNova on December 21, 2011, Pedinol Pharmacal, Inc. on April 11, 2012 and Medicis Pharmaceutical Corporation on December 11, 2012. For the twelve months ended December 31, 2011 the impact of inventory fair value step-up is $59.3 million primarily relating to the merger of Legacy Valeant into Legacy Biovail, the acquisition of PharmaSwiss SA on March 10, 2011 and the acquisition of Sanitas on August 19th, 2011.
(c)	PP&E step-up/down represents the step-up/down to fair market value from Legacy Valeant's original cost resulting from the merger of Legacy Valeant into Legacy Biovail and subsequent acquisitions.
(d)	Costs associated with integration related tech transfers, $28.9 million.
(e)	Cost of Alliances represents the divestiture of 5FU and IDP-111 resulting from the acquisition of Dermik, $50.9 million for the twelve months ended December 31, 2012 and the divestiture of Cloderm resulting from the Legacy Valeant into Legacy Biovail merger, $18.8 million for the twelve months ended December 31, 2011.
(f)	For the twelve months ended December 31, 2012 SG&A primarily includes $29.5 million of Stock-based compensation which reflects the amortization of the fair value step-up increment resulting from the merger of Legacy Valeant into Legacy Biovail, acceleration of certain equity instruments and the expense associated with certain award modifications. For the twelve months ended December 31, 2011 SG&A primarily includes $63.5 million of Stock-based compensation which reflects the amortization of the fair value step-up increment resulting from the merger of Legacy Valeant into Legacy Biovail.
(g)	SG&A includes loss on assets held for sale/impairment and loss on disposals of fixed assets.
(h)	Net expenses from the changes in fair value of contingent consideration for the twelve months ended December 31, 2012 and 2011 of $5.3 million and $11.0 million, respectively.
(i)

Total Acquired IPR&D for the twelve months ended December 31, 2012 of $189.9 million relates primarily to the write-off of the IPR&D asset related to the IDP-107 dermatology program, $133.4 million, an impairment of $24.7 million related to Xerese ® life-cycle management project, a $12.0 million payment to terminate a research and development commitment with a third party, $5.0 million related to upfront payment to acquire North America rights to Emervel ®, $5.0 million related to the IDP-108 program and $4.3 million related to the termination of the MC5 program acquired from Ortho Dermatologics. Total Acquired IPR&D for the twelve months ended December 31, 2011 of $109.2 million relates to the impairment of acquired IPR&D assets relating to A002, A004 and A006 programs acquired as part of Aton acquisition, IDP-109 and IDP-115, $105.2 million, and the acquisition of the Canadian rights to Lodalis TM, $4.0 million.

(j)

For the twelve months ended December 31, 2012 Legal settlement costs of $56.8 million primarily relate to the litigation settlement and associated legal fees with respect to a class action antitrust complaint regarding Wellbutrin XL ®. For the twelve months ended December 31, 2011 Legal settlement costs of $11.8 million primarily due to the litigation and disputes related to revenue-sharing arrangements with, or other payment obligations to, third parties.

(k)	Restructuring, acquisition-related and other costs of $423.0 million represent costs related to the acquisitions of Medicis, internal Valeant restructuring and integration initiatives, iNova, Dermik, OraPharma, Sanitas, Pedinol, Ortho Dermatologics, University Medical, Afexa, Swiss Herbal and Eyetech. These include $78.6 million related to acquisition costs, $144.5 million related to employee severance costs, $77.3 million stock base compensation, $73.6 million related to integration consulting, duplicative labor, transition services, and other, $30.8 million related to facility closure costs, $14.0 million related to other, and $4.2 million related to non-personnel manufacturing integration costs.
(l)	Restructuring, acquisition-related and other costs of $130.6 million represent costs related to the merger of Legacy Valeant into Legacy Biovail and the acquisitions of Sanitas, Dermik, Afexa, Ortho Dermatologics, PharmaSwiss SA and Inova. These costs include $23.9 million related to facility closure costs, $37.2 million related to contract cancellation fees, consulting, legal and other costs, $29.3 million related to severance, $33.0 million related to acquisition costs, and $7.2 million related to manufacturing integration.
(m)	Non cash interest expense associated with amortization and write-down of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest totals for the twelve months ended December 31, 2012 and December 31, 2011 $36.4 million and $27.1 million, respectively.
(n)	Total tax effect of non-GAAP pre-tax adjustments, resolution of uncertain tax positions and change in valuation allowance associated with deferred tax asset.

Valeant Pharmaceuticals International, Inc.	Table 3
Statement of Revenue - by Segment
For the Three and Twelve Months Ended December 31, 2012 and 2011
(In thousands)

	Three Months Ended December 31,
Revenue (a)(b)	2012 GAAP	2011 GAAP	% Change	2012 currency impact	2012 excluding currency impact non-GAAP	% Change
U.S. Dermatology	$335,886	$175,965	91%	$—	$335,886	91%
U.S. Neurology & Other	201,921	201,030	0%	—	201,921	0%
Canada/Australia	142,127	101,352	40%	(4,034)	138,093	36%
Emerging Markets	306,360	210,106	46%	6,884	313,244	49%

Total Revenue	$986,293	$688,453	43%	$2,850	$989,144	44%

	Twelve Months Ended December 31,
Revenue (a)(b)	2012 GAAP	2011 GAAP	% Change	2012 currency impact	2012 excluding currency impact non-GAAP	% Change
U.S. Dermatology	$1,158,600	$575,798	101%	$—	$1,158,600	101%
U.S. Neurology & Other	793,503	821,789	-3%	—	793,503	-3%
Canada/Australia	544,128	340,240	60%	2,745	546,873	61%
Emerging Markets	1,050,395	725,623	45%	99,020	1,149,415	58%

Total Revenue	$3,546,626	$2,463,450	44%	$101,765	$3,648,391	48%

(a)	Note: Currency effect for constant currency sales is determined by comparing 2012 reported amounts adjusted to exclude currency impact, calculated using 2011 monthly average exchange rates, to the actual 2011 reported amounts. Constant currency sales is not a GAAP-defined measure of revenue growth. Constant currency sales as defined and presented by us may not be comparable to similar measures reported by other companies.
(b)	See footnote (a) to Table 2a.

Valeant Pharmaceuticals International, Inc.	Table 4
Reconciliation of GAAP Cost of Goods Sold to Non-GAAP Cost of Goods Sold - by Segment
For the Three and Twelve Months Ended December 31, 2012 and 2011
(In thousands)

4.1 Cost of goods sold (a)	Three Months Ended December 31,
	2012 as reported GAAP	% of product sales	2012 fair value step-up adjustment to inventory and Other non-GAAP (b)	2012 excluding fair value step-up adjustment to inventory and Other non-GAAP	% of product sales

U.S. Dermatology	$63,478	19%	$29,540	$33,938	10%

U.S. Neurology & Other	37,434	19%	1,755	35,679	18%

Canada/Australia (d)	34,412	26%	1,045	33,367	26%

Emerging Markets	139,814	48%	9,498	130,316	45%

Corporate/other	—		—	—

	$275,138	29%	$41,838	$233,300	25%

	Twelve Months Ended December 31,
	2012 as reported GAAP	% of product sales	2012 fair value step-up adjustment to inventory and Other non-GAAP (c)	2012 excluding fair value step-up adjustment to inventory and Other non-GAAP	% of product sales

U.S. Dermatology	$152,212	14%	$47,705	$104,507	10%

U.S. Neurology & Other	139,580	19%	7,675	131,905	18%

Canada/Australia (d)	163,789	33%	34,701	129,088	26%

Emerging Markets	465,952	45%	22,192	443,760	43%

Corporate/other	—		—	—

	$921,533	28%	$112,273	$809,260	24%

(a)	See footnote (a) to Table 2a.
(b)	U.S. Dermatology includes $28.2 million of fair value step-up adjustment to inventory and $1.3 million of integration related tech transfer costs. U.S. Neurology and Other includes $1.8 million of integration related tech transfer costs. Canada/Australia includes $0.4 million of fair value step up adjustment to inventory, -$0.1 million PP&E step-down, $0.8M of integration related tech transfer costs. Emerging Markets includes $0.8 million of fair value step up adjustment to inventory, $6.2M of integration related tech transfer costs, $2.3 million BMS fair value inventory adjustment and $0.1 million of PP&E step up.
(c)	U.S. Dermatology includes $43.0 million of fair value step-up adjustment to inventory, $4.7 million of integration related tech transfer costs. U.S. Neurology and Other includes $5.1 million of integration related tech transfer costs and $2.6 million of amortization. Canada/Australia includes $32.9 million of fair value step up adjustment to inventory, -$0.7 million PP&E step-down, $2.5M of integration related tech transfer costs. Emerging Markets includes $3.0 million of fair value step up adjustment to inventory, $16.4M of integration related tech transfer costs, $2.3 million BMS inventory fair value adjustment and $0.4 million of PP&E step up.
(d)	Cost of Goods Sold excludes contract manufacturing costs currently reported in Cost of Services.

Valeant Pharmaceuticals International, Inc.	Table 5
Consolidated Balance Sheet and Other Data
(In thousands)

5.1 Cash	As of December 31, 2012	As of December 31, 2011

Cash and cash equivalents	$916,091	$164,111
Marketable securities	4,410	6,338

Total cash and marketable securities	$920,501	$170,449

Debt

New Revolving Credit Facility	$—	$220,000
Term loan A Facility	2,083,462	2,185,520
New Term Loan B Facility	1,275,167	—
Incremental Term Loan B Facility	973,988	—
Senior notes	6,448,317	4,228,480
Convertible notes	233,793	17,011
Other	898	—

	11,015,625	6,651,011
Less: Current portion	(480,182)	(111,250)

	$10,535,443	$6,539,761

5.2 Summary of Cash Flow Statement	Three Months Ended December 31,
	2012	2011
Cash flow provided by (used in):

Net cash provided by (used in) operating activities (GAAP)	$67,920	$189,780
Restructuring and acquisition-related costs (c)	261,801	56,718
Payment of accrued legal settlements	—	9,441
Payment of Accreted Interest on Convertible Debt	—	1,390
Tax Benefit from Stock Options Exercised (a)	6,699	(7,125)
Working Capital change related to Business Development Activities	18,391	21,434
Non-Cash adjustments to Income Taxes Payable	—	—
Changes in working capital related to restructuring and acquisition-related costs(c)	68,580	(18,510)

Adjusted cash flow from operations (Non-GAAP) (b)	$423,391	$253,128

Proceeds from sale of intangible assets	—	—

Adjusted cash flow from operations (Non-GAAP) (b)	$423,391	$253,128

(a)	Includes stock option tax benefit which will reduce taxes in future periods.
(b)	See footnote (a) to Table 2a.
(c)	Total Restructuring and Acquisition-related costs cash payments of $330,381 are broken down as follows:

Project Type	Amount Paid

Medicis	286,944	(d)
Intellectual Property Migration	9,198
Manufacturing Integration (Various Deals)	6,944
Europe	4,742
US Restructuring	4,103
Other	3,895
OraPharma	2,925
Swiss Herbal	2,160
Ophthalmology (QLT and Eyetech)	2,106
Systems Integration (various deals US/Canada)	1,828
Dermik	1,635
University Medical	1,416
iNova	1,282
J & J Consumer Products	1,203

Total	$330,381

Expense Type	Amount Paid

Stock Based Compensation	119,931
Severance Payments	105,367
Acquisition Related Costs Paid to 3rd Parties	76,750
Integration related consulting, duplicative labor, transition services, and other	24,628
Facility Closure Costs, Other Manufacturing integration, and Other	3,704

Total	$330,381	(d)

(d)	Includes Medicis advisory and legal fees of $47 million and payment of Medicis stock appreciation rights and other accrued compensation of $58 million that was accrued by Medicis prior to close and paid post close.

Valeant Pharmaceuticals International, Inc.	Table 6
Organic Growth - by Segment
For the Three and Twelve Months Ended December 31, 2012
(In thousands)

	For the Three Months Ended December 31, 2012
										Organic growth
							(a)	(b)		(b)	(b)
	(1) QTD 2012	(2) Acq impact	(3) QTD Same store	(4) QTD 2011	(5) Pro Forma Adj	(6) Pro Forma 2011	(7) Currency impact Same store	(8) Currency impact Acq	(9) Divestitures / Discontinuations	Pro Forma (1)+(7)+(8)+(9) / (6)	Same store (3)+(7) /(4)-(9)
U.S. Dermatology	329.9	156.6	173.3	153.2	138.1	291.3	—	—	4.6	15%	17%
U.S. Neurology & Other (c)	199.4	0.5	198.9	194.0	0.5	194.5	—	—	0.0	3%	3%
Canada/Australia (d) (e)	132.9	40.8	92.1	101.1	37.1	138.2	(2.7)	(1.0)	0.0	-6%	-12%
Emerging Markets - Central/Eastern Europe	171.8	15.4	156.5	140.9	14.5	155.4	2.5	0.8	(0.1)	13%	13%
Emerging Markets - Latin America	95.1	24.7	70.3	65.8	16.9	82.7	0.6	2.5	0.7	20%	9%
Emerging Markets - Southeast Asia/Africa	21.6	20.2	1.4	0.3	18.7	18.9	0.1	0.3	—	16%

Emerging Markets	288.6	60.4	228.2	206.9	50.1	257.0	3.2	3.5	0.6	15%	12%

Total product sales	950.8	258.3	692.5	655.3	225.8	881.0	0.5	2.6	5.2	9%	7%

	For the Twelve Months Ended December 31, 2012
										Organic growth
							(a)	(b)		(b)	(b)
	(1) YTD 2012	(2) Acq impact	(3) YTD Same store	(4) YTD 2011	(5) Pro Forma Adj	(6) Pro Forma 2011	(7) Currency impact Same store	(8) Currency impact Acq	(9) Divestitures / Discontinuations	Pro Forma (1)+(7)+(8)+(9) /(6)	Same store (3)+(7) /(4)-(9)
U.S. Dermatology	1,061.2	492.3	568.9	445.3	416.8	862.0	—	—	13.4	25%	32%
U.S. Neurology & Other (c)	729.5	2.6	726.9	759.6	1.6	761.2	—	—	1.2	-4%	-4%
Canada/Australia (d) (e)	504.9	172.2	332.8	338.1	164.0	502.1	2.0	0.2	1.2	1%	-1%
Emerging Markets - Central/Eastern Europe	613.9	164.1	449.9	460.3	163.2	623.5	43.9	16.9	12.5	10%	10%
Emerging Markets - Latin America	320.1	68.7	251.3	254.8	53.7	308.6	21.2	11.0	10.7	18%	12%
Emerging Markets - Southeast Asia/Africa	92.2	90.1	2.0	0.3	80.7	80.9	0.1	5.2	—	20%

Emerging Markets	1,026.1	322.9	703.2	715.4	297.6	1,013.0	65.2	33.2	23.2	13%	11%

Total product sales	3,321.7	989.9	2,331.8	2,258.3	879.9	3,138.3	67.2	33.3	39.0	10%	8%

(a)	Note: Currency effect for constant currency sales is determined by comparing 2012 reported amounts adjusted to exclude currency impact, calculated using 2011 monthly average exchange rates, to the actual 2011 reported amounts. Constant currency sales is not a GAAP-defined measure of revenue growth. Constant currency sales as defined and presented by us may not be comparable to similar measures reported by other companies.
(b)	See footnote (a) to Table 2a.
(c)	Includes Valeant’s attributable portion of revenue from joint ventures (JV) - $1.6M Q4’12 and $3.5M Q4’12 YTD.
(d)	Includes Valeant’s attributable portion of revenue from joint ventures (JV) - $1.1M Q4’11 and $2.5M Q4’12 and $3.3M Q4’11 YTD and $8.2M Q4’12 YTD.
(e)	Includes Cesamet revenue of $17.6M Q4’11 and $1.6M Q4’12 and $64.4M Q4’11 YTD and $29.4M Q4’12 YTD. Excluding Cesamet, the Canadian/Australian segment delivered Q4 5% organic growth (same store) and 6% (pro forma). Excluding Cesamet, the Canadian/Australian segment delivered 2012 12% organic growth (same store) and 9% (pro forma).